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                                     [LETTERHEAD]



                                November 13, 1996



Cortex Pharmaceuticals, Inc.
15241 Barranca Parkway
Irvine, California  92618

         RE:  REGISTRATION STATEMENT ON FORM SB-2

Ladies and Gentlemen:

    At your request, we have examined the form of Registration Statement on Form SB-2, (the "Registration Statement"), being filed by Cortex Pharmaceuticals, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on November 13, 1996, in connection with the registration under the Securities Act of 1933, as amended, of 3,801,918 shares of Common Stock, $.001 par value per share, of the Company (the "Common Stock"), to be sold by certain stockholders of the Company. The Registration Statement relates to (i) 440,573 shares of the Company's Common Stock which are to be offered for resale by certain holders, such shares to be issued to the holders of currently outstanding warrants (the "Warrants") upon exercise of such Warrants, and (ii) 3,361,345 shares of the Company's Common Stock which are to be offered for resale by a holder following the issuance of such shares upon conversion of shares of the Company's Series D Preferred Stock held by such holder.

    We have reviewed the corporate actions of the Company in connection with this matter and have examined such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion. Based upon the foregoing and upon such issues of law as we deem relevant, it is our opinion that: (i) the 440,573 shares of Common Stock underlying the Warrants have been duly and validly authorized and, when issued upon exercise of the Warrants, will be validly issued, fully paid and nonassessable; and (ii) the 3,361,345 shares of Common Stock underlying the Series D Preferred Stock have been duly and validly authorized


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Cortex Pharmaceuticals, Inc.
November 13, 1996
Page 2


and, when issued upon conversion of the Series D Preferred Stock, will be validly issued, fully paid and nonassessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement, including the Prospectus constituting a part thereof and any amendment thereto.


                                        Very truly yours,

                                        STRADLING, YOCCA, CARLSON & RAUTH

                                        /s/ Stradling, Yocca, Carlson & Rauth